eWellness Corporation Signs LOI with Dignyte, Inc. to Complete a Share

Exchange, Public Listing and separately a $600,000 private placement to

Accredited Investors

Culver City, CA-November 12, 2013 - eWellness Corporation “the Company or eWellness”, is a Los Angeles based privately held Nevada corporation that has developed a unique telemedicine platform that provides Distance Monitored Physical Therapy Programs to pre-diabetic, cardiac and health challenged patients, through contracted physician practices and healthcare systems. The Company announced today that it has executed a Share Exchange Letter of Intent (“LOI”) with Dignyte, Inc. (“Dignyte”) a Nevada corporation that is a reporting company pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The LOI contemplates signing a definitive agreement on or before December 31, 2013 and proceeding to file a proxy seeking shareholder approval of the Share Exchange immediately thereafter. Following the completion of the share exchange, which, if approved by Dignyte’s shareholders is expected to be effective in the first quarter of 2014, eWellness will submit an application to list its common stock on the OTC Markets and become an OTC listed public company, thereby creating a potential liquidity path for our investors and shareholders. Our management team members hold extensive public company experience, which we believe will strengthen our ability to complete the transaction proposed in the LOI. The LOI is nonbinding and the share exchange is conditioned upon several closing conditions, including Dignyte and eWellness shareholder and board approval,our completion of an audit and the completion of a secured convertible debt offering of $600,000. Accordingly, there is no guarantee that the share exchange will take place.

Our Business. eWellness Corporation (“EWC”) is an early-stage Los Angeles based privately held Nevada corporation. EWC provides a unique telemedicine platform that offers Distance Monitored Physical Therapy Programs to pre-diabetic, cardiac and health challenged patients, through contracted physician practices and healthcare systems. We are first to market with an innovative Distance Monitored Physical Therapy (“DMpt”) Program that has been specifically designed to help prevent patients that are pre-diabetic from becoming diabetic. Our program combines in-office direct contact physical therapy evaluations, re-evaluations and physical performance testing with an on-line telemedicine exercise program. This business model requires us to bill for traditional in-office patient visits and for our telemedicine program sessions. EWC’s plan is to become the new “Go-To” physical therapy solution in the national diabetes and obesity epidemic.

Our Partnership with Millennium Healthcare, Inc. On May 24, 2013, the Company entered into an exclusive 25-year Supply and Distribution agreement with Millennium Healthcare, Inc. (“MHI”) covering the following 14 states: Maine, New Hampshire, Massachusetts, Rhode Island, Connecticut, New York, New Jersey, Delaware, Maryland, Virginia, North Carolina, South Carolina, Georgia and Florida. Under the agreement EWC agrees to provide its EWC Distance Monitored Physical Therapy Program (“DMpt program”) to MHI affiliated physicians within the terms of the Agreement.

About Millennium HealthCare, Inc. Millennium HealthCare Inc. through its wholly owned operating subsidiaries provide primary care physician practices, physician groups and healthcare facilities of all sizes with cutting edge medical devices focused primarily on preventive care through early detection. The Company also provides advanced billing & coding services and practice development & management services specializing in cardiology. Millennium Medical Devices targets partnerships with medical device companies that provide innovative medical devices that are cost effective, utilize cutting edge technology and are FDA approved. The devices the company distributes have been selected due to their ability to detect medical issues early with a positive medical outcome. All of the products the company distributes are reimbursable. Millennium Coding & Billing offers all aspects of medical billing along with medical diagnosis and procedure coding and training for ICD-10. Our Clinical Documentation Improvement Program Services include concurrent and retrospective CDI Reviews, DRG Validation Services and secure remote and on-site coding. Millennium Vascular Management Group offers physician practice development and management services to AMB-SURG facilities and physician practices with a focus on vascular disorders.

About Dignyte. Dignyte was incorporated in the State of Nevada on April 7, 2011, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company is considered a “blank check” company and a “shell” company, as such term is defined in the Exchange Act. The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholder, the Company never commenced any operational activities.

For additional information on eWellness Corporation and its products please contact Mr. Douglas MacLellan Chairman at: maclellangroup@mac.com or 1-310-283-4201.

Forward-Looking Statements: The statements contained in this document include certain predictions and projections that may be considered forward-looking statements under securities law. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially including, but not limited to, the performance of joint venture partners, as well as other economic, competitive and technological factors involving the Company’s operations, markets, services, products, and prices. With respect to eWellness Corporation, except for the historical information contained herein, the matters discussed in this document are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements.

This Press Release is not intended as an offer to sell or the solicitation of an offer to purchase the securities of either eWellness, MHI or Dignyte.

eWellness Corporation
11825 Major Street
Culver City, California

###